769248026

                       CERTIFICATE OF INCORPORATION
                                    of
                      MEDIA COMMUNICATIONS GROUP, INC.


     FIRST. The name of this corporation is MEDIA COMMUNICATIONS GROUP,
INC.
     SECOND. Its registered office in the State of Delaware is to be located at 725 Market Street, Wilmington, Delaware 19801 in the County
of New Castle. The registered agent in charge thereof is The Company Corporation at same address.
     THIRD. The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:
     "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."
     FOURTH. The amount of the total authorized capital stock of this corporation is 5 million share of .01 Par Value.
     FIFTH. The name and mailing address of the incorporator is as follows:
NAME: David E. Mead, ADDRESS: 4408 Lebanon Road, Hermitage, Tennessee 37076
     SIXTH. The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as director(s) until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:
     Name and address of director(s)
     David E. Mead 4408 Lebanon Rd. Hermitage, TN 37076 name(s)
     Jim Rushing 230 Twin Oaks Dr. Nashville, TN 37211
     Billy Jones Box 301B, Calhoun, KY 42327    and address(es).
     SEVENTH. The directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reversed as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.
     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.
     The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.
     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.
     It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the object, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.
     EIGHTH. Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.
     I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true, and I have accordingly hereunto set my hand.

DATED AT: Nashville
State of Tennessee
County of Davidson
                                    /s/ David E. Mead
                                    ------------------------------
                                    David E. Mead

                                 CERTIFICATE FOR

                         RENEWAL AND REVIVAL OF CHARTER

Media Communications Group, Inc., a corporation organized under the laws of the State of Delaware, the charter of which was for non-payment of taxes, now declares a restoration, renewal and revival of its charter, and hereby certifies as follows:



1. The name of this corporation is Media Communications Group, Inc.

2. Its registered office in the State of Delaware is located at: 1013 CENTRE ROAD, Wilmington, DE 19805, County of New Castle. The name and address of the registered agent is CORPORATE AGENTS, INC.

3. The date of filing of the original Certificate of Incorporation in Delaware was 09/05/89.


4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28 day of February, 1991 same being prior to the date of the expiration of the charter. This renewal and revival of the charter is to be perpetual.

5. This corporation was duly organized and carried out the business authorized by its charter until the 01 day of March A.D. 1991 at which time its charter became inoperative and void for non-payment of taxes and this certificate of renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of this State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of Charters, David Mead, (its last and acting authorized officer has hereunto set his/her hand to this certificate this 2 day of December 1997.



                                BY: /s/ David E. Mead
                                   --------------------------------

                         TITLE OF OFFICER: President
                                          -------------------------

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/28/1999
991406434-2206807


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        MEDIA COMMUNICATIONS GROUP, INC.

                          ----------------------------

        MEDIA COMMUNICATIONS GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

        RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Forth of the Certificate of Incorporation be amended to read as follows:

        FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

One Hundred Million (100,000,000) shares with a par value of $.001 amounting to One Hundred Thousand Dollars ($100,000)

        SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this Certificate to be
signed by Dottie Snow, Secretary this         1st      day of        August
A.D. 1999.



                                                /s/ Dottie Snow
                                                ---------------------
                                                Authorized Officer

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------




        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "MEDIA COMMUNICATIONS GROUP, INC.", FILED IN THIS OFFICE ON THE

TWENTY-EIGHTH DAY OF SEPTEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.












                             [SEAL]    /s/ Edward J. Freel
                                   ----------------------------------------
                                    Edward J. Freel, Secretary of State

                                    AUTHENTICATION:    11998302

                                             DATE:     119-29-99

                               State of Delaware


                                     [LOGO]

                          Office of Secretary of State

                            ------------------------

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

INCORPORATION OF MEDIA COMMUNICATIONS GROUP, INC. FILED IN THIS OFFICE ON THE

FIFTH DAY OF SEPTEMBER, A.D. 1989, AT 9 O'CLOCK A.M.














[SEAL]                                  /s/ Michael Harkins
                                      --------------------------------------
                                       Michael Harkins, Secretary of State



                                      AUTHENTICATION:   12336465

                                               DATE:    09/13/1989